                                                                    Exhibit 4.10

                                    FORM OF
                        NET-TEL LONG-TERM INCENTIVE PLAN



                                   ARTICLE I
                      Purpose of the Plan and Definitions

Section 1.1  Purpose.  The purpose of the NET-tel Long-Term Incentive Plan (the
             -------
"Plan") is to enable employees, officers, directors of, and consultants and vendors to, NET-tel Communications, Inc., a Delaware corporation (the "Company"), and its subsidiaries to (i) own shares of stock in the Company, (ii) participate in the growth in shareholder value of the Company, (iii) have a mutuality of interest with shareholders of the Company, and (iv) enable the Company and its subsidiaries to attract, retain and motivate employees, officers, directors and consultants and vendors of a particular merit.

Section 1.2  Definitions.  For the purposes of the Plan, capitalized terms not
             -----------
otherwise defined herein shall have the meanings set forth below:

"Award" means any Option, SAR, Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Awards, Tax Bonus or other cash payments granted to a Participant under the Plan.

"Board" means the Board of Directors of the Company.

"Change in Control" means when (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, an affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Company or any employee benefit plan of the Company or any Subsidiary (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.
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"Code" means the Internal Revenue Code of l986, as amended from time to time, and any successor thereto.

"Consultant" means any independent consultant hired to provide consulting, technical, business, or other professional services to the Company or any Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith determined by such methods or procedures (including over such periods) as shall be established from time to time by the Committee in good faith and in accordance with applicable law and the best available facts and circumstances at the time. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the closing sales price of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or the Fair Market Value is the closing sales price of the Stock averaged over the 45 preceding days on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

"Incentive Stock Option" or "ISO" means any Stock Option granted under this Plan designated as an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Stock Option" means the right granted to a Participant pursuant to the Plan to purchase Stock at a specified price during specified times periods. A Stock Option may be either as ISO or a Non-Qualified Stock Option.

"Participant" means any employee, officer or director of the Company or any Subsidiary or Consultant or Vendor whom the Committee has selected to participate in the Plan and to whom an Award is granted pursuant to the Plan.

"Restricted Stock" means Stock granted to a Participant pursuant to this Plan that is subject to restrictions on transferability and to a substantial risk of forfeiture.

"Stock" means the common stock, $ .0001 par value, of the Company.

"Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Stock Option, SAR, Restricted Stock, Stock granted as a bonus or in lieu of cash obligations.

"Stock Appreciation Right" or "SAR" means the right granted to a Participant to be paid an amount in cash and/or shares of Stock equal to the increase in the Fair Market Value of Stock from the date such SAR was granted until the date the SAR was exercised.

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"Subsidiary" shall mean any corporation during any period in which it is a
"subsidiary corporation" (as defined in Section 424(f) of the Code) of the Company, and any other corporation, partnership, joint venture, business trust or other entity which is, directly or indirectly, controlled by, in control of, or is commonly controlled with, the Company.

"Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

"Vendor" means any vendor or supplier of goods, including hardware, software, programming or technical support or other products, to the Company or any Subsidiary.

Except where otherwise indicated by the Plan context, any masculine terminology used herein also shall include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.


                                  ARTICLE II
                           Administration of the Plan

Section 2.1  Administration of the Plan. The Plan shall be administered by the
             --------------------------
Compensation Committee of the Board ("Committee"), but if at any time no Committee shall be in office, then the Board shall exercise all of the functions of the Committee specified in the Plan.

Section 2.2  Authority of the Committee. Subject to the limitations and terms of
             --------------------------
the Plan, the Committee shall have the sole and complete authority to:

     (a) select from among the employees, officers and directors of, and Consultants and Vendors to, the Company and its Subsidiaries, the persons to whom Awards may from time to time be granted hereunder;

     (b) determine whether and to what extent any Award or any combination of Awards are to be granted to each Participant hereunder, without any obligation to treat any similarly situated Participants in a similar manner;

     (c) determine the number of shares of Stock to be covered by each such Award granted hereunder;

     (d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the option or exercise price, the vesting schedule and any restrictions or limitations, based upon such

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

          factors as the Committee shall determine, in its sole discretion, without any need for uniformity among such Awards or in any Award agreements;

     (e) determine whether and under what circumstances a Stock Option, SAR or Stock-Based Award may be exercised and settled in cash or Stock or without a payment of cash;

     (f) determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

     (g) amend the terms of any outstanding Award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning vesting acceleration or forfeiture waiver regarding any Award or the extension of a Participant's right with respect to Awards granted under the Plan as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion;

     (h) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;

     (i) interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto) and correct any defect or omission of reconcile any inconsistency in the Plan or in any Award granted thereunder; and

     (j)  otherwise supervise the administration of the Plan.

Section 2.3  Finality of Decisions by the Committee.  All decisions made by the
             --------------------------------------
Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiary, shareholders and Participants. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any shareholder or any other person.


                                  ARTICLE III
                           Stock Subject to the Plan

Section 3.1  Stock Subject to the Plan.  The aggregate number of shares of Stock
             -------------------------
available for the grant of Awards under the Plan from time to time shall equal 1,699,000 shares of Stock.

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

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Stock then available for issuance pursuant to the Plan. If any shares of Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares of Stock to the Participant, any shares of Stock counted against the number of shares of Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares of Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Stock actually distributed differs from the number of shares previously counted in connection with such Award.

Section 3.2  Adjustments.  If any change is made to the Stock, whether by reason
             -----------
of merger, consolidation, reorganization, recapitalization, stock dividend, stock-split, combination of shares, or exchange of shares or any other change in capital structure made without the receipt of consideration such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable (including by eliminating any fractional shares), adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards and the maximum amount of Awards,
(ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs.


                                  ARTICLE IV
                               Awards and Grants

Section 4.1  Eligibility.  Employees and officers of the Company or any
             -----------
Subsidiary, members of the Board, Consultants, and Vendors who are responsible for, or contribute to, the management, growth and/or profitability of the Company shall be eligible to be granted Awards under the Plan.

Section 4.2  Awards Under the Plan.  The Committee shall have the authority to
             ---------------------
grant Awards pursuant to the terms of the Plan. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9.2), such additional terms and

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

conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition it may have previously imposed. All Awards shall be evidenced by an Award agreement in such form as the Committee may from time to time approve.

Section 4.3  Maximum Amounts of Awards.  The aggregate number of shares of Stock
             -------------------------
that may be granted to any one individual in any calendar year as Awards under the Plan shall not exceed [600,000] shares, as such number shall be adjusted pursuant to Section 3.2 hereof. In addition, the maximum number of shares of Stock that shall be available for Awards as ISOs under the Plan shall not exceed 1,699,000 shares of Stock, the maximum number of shares of Stock that shall be available for Awards as Restricted Stock under the Plan shall not exceed 1,699,000 shares of Stock, the maximum number of shares of Stock that shall be available for Awards as SARs under the Plan shall not exceed 1,699,000 shares of Stock and the maximum number of shares of Stock that shall be available for Awards as Stock-Based Awards under the Plan shall not exceed 1,699,000 shares of Stock, in each case as such number shall be adjusted pursuant to Section 3.2 hereof.


                                   ARTICLE V
                                 Stock Options

Section 5.1  Awards of Stock Options.  Stock Options may be granted alone, in
             -----------------------
addition to, or in tandem with other Awards granted under the Plan. Stock Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options; provided, however, that only persons who are officers or key employees of the Company or any "subsidiary corporation" (as defined in Section 424(f) of the Code) of the Company may be granted Stock Options which are intended to constitute ISOs.

Section 5.2  Option Terms.  Stock Options granted under the Plan shall be
             ------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     (a)  Option Price.  The option price per share of Stock purchasable under
          ------------
          any Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of such Stock at the time such Stock Option is granted.

     (b)  Option Term. The term of each Stock Option shall be fixed by the
          -----------
          Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. No Option may be exercised by any person after expiration of the term of the Option.

     (c)  Exercisability.   Stock Options shall be exercisable at such time or
          --------------
          times and subject to such terms and conditions upon exercisability as shall be determined by the Committee at or after grant.

     (d)  Method of Exercise.  Stock Options which are exercisable may be
          ------------------
          exercised in whole or in part at any time and from time to time during the option period by

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

          giving written notice of exercise to the Company specifying the number of whole shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash, or the Committee, in its sole discretion, may permit payment with in other forms (including promissory notes) or over such periods or may accept payment in full or in part in the form of Stock (with our without requiring such Stock to have been owned by the Participant for a minimum period) at Fair Market Value as of the date the Option is exercised, all as specified by the Committee. No shares of Stock shall be issued until full payment of the exercise price has been made. A Participant shall not have any rights to dividends or other rights of a shareholder with respect to shares subject to the Option until such time as Stock is issued.

     (e)  Incentive Stock Options.  The terms of any Option granted under the
          -----------------------
          Plan as an ISO shall comply in all respects with the provisions of
          Section 422 of the Code, including, but not limited to, the requirements applicable to ISOs granted to 10% shareholders.


                                  ARTICLE VI
                           Stock Appreciation Rights

Section 6.1  Grant and Exercise of Stock Appreciation Rights.  Stock
             -----------------------------------------------
Appreciation Rights may be granted alone, in addition to, or in tandem with other Awards granted under the Plan. The exercise price of each Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

Section 6.2  Terms and Conditions.  The Committee shall determine the time or
             --------------------
times at which an SAR may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Stock will be delivered or deemed to be delivered to Participants, whether or not any SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.


                                  ARTICLE VII
                                Restricted Stock

Section 7.1  Awards of Restricted Stock.  Shares of Restricted Stock may be
             --------------------------
granted alone, in addition to, or in tandem with other Awards issued under the Plan. The Committee shall determine the time or times at which grants of Restricted Stock will be made, the number of shares of Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Restricted Stock may be subject to forfeiture, and all other conditions relating to the Restricted Stock.

Section 7.2  Restrictions and Conditions.  The shares of Restricted Stock
             ---------------------------
awarded pursuant to the Plan shall be subject to such restrictions and conditions and shall be forfeitable to the

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

Company upon termination of employment during the applicable restricted periods as shall be established by the Committee. During such restricted period, the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions separately or in combination at such times, under such circumstances, or otherwise, and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

Section 7.3  Status as Shareholder.  Except as provided herein or in the
             ---------------------
agreement evidencing the Award, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.1 hereof.

Section 7.4  Certificates for Stock.  Restricted Stock granted under the Plan
             ----------------------
may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. If and when the restriction period expires without a prior forfeiture of such Restricted Stock, the certificates for such shares shall be delivered to the Participant.


                                 ARTICLE VIII
                               Change in Control

Section 8.1  Impact of Change in Control.  In the event of a Change in Control
             ---------------------------
any Stock Appreciation Rights, or Stock Options awarded under the Plan not previously exercisable and vested shall become fully vested and exercisable, any restrictions applicable to any Restricted Stock shall lapse and any shares of Stock otherwise outstanding under any other Stock-Based Awards which are not vested or subject to restrictions or limitations shall be deemed fully vested and such restrictions or limitations shall lapse.


                                  ARTICLE IX
                        Amendments and Term of the Plan

Section 9.1  Amendments and Termination of The Plan.  The Board may amend,
             --------------------------------------
alter, suspend or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would materially and adversely impair the rights of a Participant under any Award therefore granted.

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

Section 9.2  Amendments of Awards.  The Committee may amend the terms of any
             --------------------
Award therefore granted and any agreement relating thereto, whether prospectively or retroactively, but no such amendment shall materially and adversely impair the rights of any Participant without the Participant's consent.

Section 9.3  Term of the Plan.  No Award under the Plan shall be granted
             ----------------
pursuant to the Plan on or after the tenth anniversary of the date the Plan is adopted by the Board, but Awards granted prior to such tenth anniversary shall be unaffected and may continue to be exercised after that date.


                                   ARTICLE X
                         Other Awards and Other Terms

Section 10.1  Vesting.  In the event the Committee does not establish at the
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time of grant of an Award a specific period with respect to the vesting of any
Stock Option or SAR or the period for the lapse of restrictions on Restricted Stock, such Stock Option or SAR shall vest, or the restrictions applicable to Restricted Stock shall lapse, in accordance with the following schedule:

-----------------------------------------------------------------
 Anniversary of Date of Grant   Percentage of Vesting or Lapse of
                                          Restrictions
-----------------------------------------------------------------
          0 to 12 Months                       0%
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             12 Months                        25%
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             18 Months                      37.5%
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             24 Months                        50%
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             30 Months                      62.5%
-----------------------------------------------------------------
             36 Months                        75%
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             42 Months                      87.5%
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             48 Months                       100%
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

Section 10.2  Loan Provisions.  The Committee, subject at all times to laws and
              ---------------
regulations and other binding obligations or provisions applicable to the Company, may require the Company or any Subsidiary to make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.


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

Section 10.3  Form of Payment.  Subject to the terms of the Plan and any
              ---------------
applicable agreement relating to Awards, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of a Stock Option by net issuance or other cashless exercise methods.

Section 10.4  Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee
              --------------------------------------------------
is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

Section 10.5  Other Stock-Based Awards.  The Committee is authorized, subject to
              ------------------------
limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Articles V, VI, and VII and
Section 10.4 hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 10.5 shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Section 10.6  Cash Payments.  The Committee is authorized, subject to
              -------------
limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 10.7  Limits on Transferability; Beneficiaries.  No Award or other right
              ----------------------------------------
or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to such persons as may be permitted by the Committee. The Committee may attach to such transferability feature such terms and conditions

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

as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.


                                  ARTICLE XI
                              General Provisions

Section 11.1  Other Arrangements.  Nothing contained in this Plan shall prevent
              ------------------
the Board from adopting other or additional compensation arrangements (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 11.2  No Employment Rights.  The adoption of the Plan shall not confer
              --------------------
upon any Participant any right to continued employment or other relationship with the Company or any of its Subsidiaries.

Section 11.3  Tax Withholding.  No later than the date as of which an amount
              ---------------
first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, a Participant who is an officer or employee of the Company or a Subsidiary shall pay to the Company or a Subsidiary or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local income or employment taxes required in the judgment of the Company to be withheld with respect to such amount. The Committee, in its discretion, may permit such required withholding obligations to be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or the making of such arrangements, and the Company to the extent permitted by law shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 11.4  Governing Law.  The validity, construction and effect of the Plan
              -------------
and any agreement hereunder shall be determined in accordance with the laws of the State of Delaware and applicable federal law.


                                  ARTICLE XII
                    Effective Date; Approval by Shareholders

Section 12.1  Effective Date.  The Plan shall become effective when adopted by
              --------------
the Board.

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

Section 12.2  Approval by Shareholders.  The Plan is subject to the approval of
              ------------------------
the shareholders of the Company at the Company's 2000 annual meeting of its shareholders, and to the extent that Awards are granted under the Plan prior to its approval by shareholders, such Awards shall be contingent upon such approval of the Plan by the shareholders of the Company.

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